      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1999

                                                      REGISTRATION NO. 333-75087
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           RUBIO'S RESTAURANTS, INC.

             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          5812                  33-0100303
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                          1902 WRIGHT PLACE, SUITE 300
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 929-8226

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                MR. RALPH RUBIO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           RUBIO'S RESTAURANTS, INC.
                          1902 WRIGHT PLACE, SUITE 300
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 929-8226
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                            ------------------------

                                   COPIES TO:

        CRAIG S. ANDREWS, ESQ.                    JEFFREY D. SAPER, ESQ.
        FAYE H. RUSSELL, ESQ.                   J. ROBERT SUFFOLETTA, ESQ.
   BROBECK, PHLEGER & HARRISON LLP         WILSON, SONSINI, GOODRICH & ROSATI,
    550 WEST C STREET, SUITE 1300                          P.C.
     SAN DIEGO, CALIFORNIA 92101                    650 PAGE MILL ROAD
            (619) 234-1966                     PALO ALTO, CALIFORNIA 94304
                                                      (650) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 3 (this "Amendment") is being filed solely for the purpose of filing an exhibit to the Registration Statement on Form S-1 (Registration No. 333-75087), originally filed by Rubio's Restaurants, Inc. with the Securities and Exchange Commission on March 26, 1999, and as amended on April 30, 1999 and May 14, 1999 (the "Registration Statement"). This Amendment does not contain a copy of the prospectus included in the Registration Statement, which is unchanged from the prospectus included in the Registration Statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses to be paid by the Registrant are as follows. All amounts other than the SEC registration fee, the NASD filing fees and the Nasdaq National Market listing fee are estimates.

                                                                                    AMOUNT TO
                                                                                     BE PAID
                                                                                    ----------
SEC registration fee..............................................................  $   10,071
NASD filing fee...................................................................       4,123
Nasdaq National Market listing fee................................................      17,000
Legal fees and expenses...........................................................     250,000
Accounting fees and expenses......................................................     200,000
Printing and engraving............................................................     150,000
Blue sky fees and expenses (including legal fees).................................       5,000
Transfer agent fees...............................................................       5,000
Miscellaneous.....................................................................      58,806
                                                                                    ----------
  Total...........................................................................  $  700,000
                                                                                    ----------
                                                                                    ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under specified circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

    As permitted by the Delaware General Corporation Law, the Registrant's Second Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or (4) for any transaction from which the director derived an improper personal benefit.

    As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (1) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions, (2) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (3) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions and (4) the rights conferred in the bylaws are not exclusive.

    The Registrant has entered into indemnification agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

    Reference is also made to Section 8 of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Certificate of Incorporation, bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act of 1933.

    The Registrant has applied for liability insurance for its officers and directors.

    Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere in this prospectus:

DOCUMENT                                                                        EXHIBIT NUMBER
-----------------------------------------------------------------------------  -----------------
Form of Underwriting Agreement...............................................            1.1
Form of Amended and Restated Certificate of Incorporation of Registrant......            3.2
Form of Restated Bylaws of Registrant........................................            3.4
Form of Indemnification Agreement--Directors.................................          10.25
Form of Indemnification Agreement--Officers..................................          10.26

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The Registrant has sold and issued the following securities since January 1, 1996:

    (1) The Registrant from time to time has granted stock options to employees and consultants in reliance upon exemption from registration pursuant to either (1) Section 4(2) of the Securities Act of 1933 or (2) Rule 701 promulgated under the Securities Act of 1933. The following table sets forth certain information regarding such grants:

                                                                      NUMBER OF     EXERCISE
                                                                       SHARES        PRICES
                                                                     -----------  -------------
Fiscal year ended December 29, 1996................................     125,060   $  1.00-$1.50
Fiscal year ended December 28, 1997................................      87,930   $  1.50-$2.00
Fiscal year ended December 27, 1998................................     137,140   $  2.00-$5.00
Fiscal quarter ended March 28, 1999................................     121,850   $  7.00-$9.00

       For additional information concerning these transactions, please see "Management--Benefit Plans" in the prospectus included in this registration statement.

    (2) On March 28, 1996 and June 30, 1996, the Registrant issued a total of 793,640 shares of Series C preferred stock to various venture capitalists, accredited investors and insiders for an aggregate consideration of $4,270,783.

    (3) On November 19, 1997 and December 3, 1997, the Registrant issued a total of 1,403,843 shares of Series D preferred stock to various venture capitalists, accredited investors and insiders for an aggregate consideration of $10,100,005.

    (4) On December 31, 1997, the Registrant issued a warrant to purchase up to 27,104 shares of Series D preferred stock to NationsBanc Montgomery Securities, LLC in consideration for services provided in the private placement of the Registrant's Series D preferred stock.

    (5) On May 7, 1998, the Registrant issued 25,000 shares of common stock to a director upon exercise of options for a consideration of $37,500.

    (6) On May 11, 1998, the Registrant issued a warrant to purchase up to 45,000 shares of Series D preferred stock to FSC Corp. in connection with its credit facility with BankBoston, N.A.

    (7) On June 16, 1998, the Registrant issued 48,648 shares of Series D preferred stock to accredited investors for an aggregate consideration of $350,000.

    The above securities were offered and sold by the Registrant in reliance upon exemptions from registration pursuant to either (1) Section 4(2) of the Securities Act of 1933 as transactions not involving any public offering, or (2) Rule 701 promulgated under the Securities Act of 1933. No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
  1.1+      Form of Underwriting Agreement.
  3.1+      Amended and Restated Certificate of Incorporation, as amended.
  3.2+      Form of Amended and Restated Certificate of Incorporation to be in effect upon the closing of this offering.
  3.3+      Bylaws, as amended.
  3.4+      Form of Restated Bylaws to be in effect upon the closing of this offering.
  4.1+      Specimen common stock certificate.
  5.1+      Opinion of Brobeck, Phleger & Harrison LLP.
 10.1+      Series B Preferred Stock Purchase Agreement, dated February 1, 1995.
 10.2+      Common Stock Purchase Warrant granted to Flemming & Lessard, Inc., dated February 2, 1995.
 10.3+      Series C Preferred Stock Purchase Agreement, dated March 28, 1996.
 10.4+      Amendment Number One to Series C Preferred Stock Purchase Agreement, dated June 30, 1996.
 10.5++     Series D Preferred Stock Purchase Agreement, dated November 19, 1997.
 10.6+      Amendment No. 1 to the Series D Preferred Stock Purchase Agreement, dated December 3, 1997.
 10.7+      Amended and Restated Investors' Rights Agreement, dated November 19, 1997.
 10.8+      Amendment No. 1 to the Amended and Restated Investors' Rights Agreement, dated December 31, 1997.
 10.9+      Amendment No. 2 to the Amended and Restated Investors' Rights Agreement, dated May 13, 1998.
 10.10+     Amended and Restated Stock Restriction Agreement, dated November 19, 1997.
 10.11+     Series D Preferred Stock Purchase Warrant granted to NationsBanc Montgomery Securities, LLC, dated
              December 31, 1997.
 10.12+     Series D Preferred Stock Purchase Warrant granted to FSC Corp., dated May 11, 1998.
 10.13+     Stock Purchase Agreement, dated June 16, 1998.
 10.14+     Revolving Credit and Term Loan Agreement between us and BankBoston, N.A., dated May 13, 1998, as amended.
 10.15+     Lease Agreement between us and Macro Plaza Enterprises, dated October 27, 1997.

  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
 10.16+     First Amendment to Lease Agreement between us and Cornerstone Corporate Centre, LLC, dated October 16,
              1998.
 10.17++    Agreement between us and Service America Corporation, dated April 9, 1992.
 10.18++    Test Agreement between us and Host International, Inc., dated August 4, 1995.
 10.19++    General Purchasing Term Agreement between us and Pacific Basin Foods, Inc., dated October 21, 1996.
 10.20++    Amendment to Agreement between us and Pacific Basin Foods, Inc., dated November 20, 1998.
 10.21++    Agreement between us and Coca-Cola USA Fountain, dated March 10, 1998.
 10.22++    Agreement between us and Dr. Pepper/Seven Up, Inc., dated June 23, 1998.
 10.23++    Rental Agreement between us and Premier Food Services, Inc., dated July 10, 1998.
 10.24++    Letter Agreement between us and Volume Service America, dated March 29, 1999.
 10.25+     Form of Indemnification Agreement between us and each of our directors.
 10.26+     Form of Indemnification Agreement between us and each of our officers.
 10.27+     1993 Stock Option/Stock Issuance Plan, as amended.
 10.28+     1993 Stock Option/Stock Issuance Plan Form of Notice of Grant of Stock Option.
 10.29+     1993 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.30+     1993 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
 10.31+     1993 Stock Option/Stock Issuance Plan Form of Restricted Stock Issuance Agreement.
 10.32+     1995 Stock Option/Stock Issuance Plan.
 10.33+     1995 Stock Option/Stock Issuance Plan Form of Notice of Grant of Stock Option.
 10.34+     1995 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.35+     1995 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
 10.36+     1995 Stock Option/Stock Issuance Plan Form of Restricted Stock Issuance Agreement.
 10.37+     1998 Stock Option/Stock Issuance Plan.
 10.38+     1998 Stock Option/Stock Issuance Plan Form of Notice of Grant of Stock Option.
 10.39+     1998 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.40+     1998 Stock Option/Stock Issuance Plan Form of Addendum to Stock Option Agreement.
 10.41+     1998 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
 10.42+     1998 Stock Option/Stock Issuance Plan Form of Addendum to Stock Purchase Agreement.
 10.43+     1998 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement.
 10.44+     1998 Stock Option/Stock Issuance Plan Form of Addendum to Stock Issuance Agreement.
 10.45+     Form of 1999 Stock Incentive Plan.
 10.46+     Form of Employee Stock Purchase Plan.
 10.47      Letter Agreement between us and Host International, Inc., dated May 18, 1999.
 11.1+      Statement re: Computation of Basic and Diluted Net Income (Loss) Per Share.
 21.1+      Subsidiary List.
 23.1+      Independent Auditors' Consent.
 23.2+      Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
 24.1+      Powers of Attorney (See Signature Page on Page II-6).
 27.1+      Financial Data Schedule.


------------------------

+ We have sought confidential treatment pursuant to Rule 406 of portions of the referenced exhibits.

+ Previously filed.

    (b) Financial Statement Schedules.

    All financial statement schedules have been omitted because they are not required, are not applicable or because the information required is included in our consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Diego, California, on this 20th day of May, 1999.


                                RUBIO'S RESTAURANTS, INC.

                                By:               /s/ RALPH RUBIO
                                     ------------------------------------------
                                                    Ralph Rubio
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


          SIGNATURE                      TITLE(S)                  DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
       /s/ RALPH RUBIO            Officer and Director
------------------------------    (principal executive         May 20, 1999
         Ralph Rubio              officer)

                                Chief Strategic and
              *                   Financial Officer
------------------------------    (principal financial and     May 20, 1999
       Joseph N. Stein            accounting officer)

              *
------------------------------  Director                       May 20, 1999
       Kyle A. Anderson

              *
------------------------------  Director                       May 20, 1999
        Jason M. Fish

              *
------------------------------  Director                       May 20, 1999
         Rafael Rubio

              *
------------------------------  Director                       May 20, 1999
         Robert Rubio

              *
------------------------------  Director                       May 20, 1999
         Kim Lopdrup

              *
------------------------------  Director                       May 20, 1999
       Timothy J. Ryan

              *
------------------------------  Director                       May 20, 1999
       Michael Dooling

   *By:          /s/ RALPH
            RUBIO
------------------------------                                 May 20, 1999
         Ralph Rubio
       ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
  1.1+      Form of Underwriting Agreement.
  3.1+      Amended and Restated Certificate of Incorporation, as amended.
  3.2+      Form of Amended and Restated Certificate of Incorporation to be in effect upon the closing of this offering.
  3.3+      Bylaws, as amended.
  3.4+      Form of Restated Bylaws to be in effect upon the closing of this offering.
  4.1+      Specimen common stock certificate.
  5.1+      Opinion of Brobeck, Phleger & Harrison LLP.
 10.1+      Series B Preferred Stock Purchase Agreement, dated February 1, 1995.
 10.2+      Common Stock Purchase Warrant granted to Flemming & Lessard, Inc., dated February 2, 1995.
 10.3+      Series C Preferred Stock Purchase Agreement, dated March 28, 1996.
 10.4+      Amendment Number One to Series C Preferred Stock Purchase Agreement, dated June 30, 1996.
 10.5++     Series D Preferred Stock Purchase Agreement, dated November 19, 1997.
 10.6+      Amendment No. 1 to the Series D Preferred Stock Purchase Agreement, dated December 3, 1997.
 10.7+      Amended and Restated Investors' Rights Agreement, dated November 19, 1997.
 10.8+      Amendment No. 1 to the Amended and Restated Investors' Rights Agreement, dated December 31, 1997.
 10.9+      Amendment No. 2 to the Amended and Restated Investors' Rights Agreement, dated May 13, 1998.
 10.10+     Amended and Restated Stock Restriction Agreement, dated November 19, 1997.
 10.11+     Series D Preferred Stock Purchase Warrant granted to NationsBanc Montgomery Securities, LLC, dated
              December 31, 1997.
 10.12+     Series D Preferred Stock Purchase Warrant granted to FSC Corp., dated May 11, 1998.
 10.13+     Stock Purchase Agreement, dated June 16, 1998.
 10.14+     Revolving Credit and Term Loan Agreement between us and BankBoston, N.A., dated May 13, 1998, as amended.
 10.15+     Lease Agreement between us and Macro Plaza Enterprises, dated October 27, 1997.
 10.16+     First Amendment to Lease Agreement between us and Cornerstone Corporate Centre, LLC, dated October 16,
              1998.
 10.17++    Agreement between us and Service America Corporation, dated April 9, 1992.
 10.18++    Test Agreement between us and Host International, Inc., dated August 4, 1995.
 10.19++    General Purchasing Term Agreement between us and Pacific Basin Foods, Inc., dated October 21, 1996.
 10.20++    Amendment to Agreement between us and Pacific Basin Foods, Inc., dated November 20, 1998.
 10.21++    Agreement between us and Coca-Cola USA Fountain, dated March 10, 1998.
 10.22++    Agreement between us and Dr. Pepper/Seven Up, Inc., dated June 23, 1998.
 10.23++    Rental Agreement between us and Premier Food Services, Inc., dated July 10, 1998.
 10.24++    Letter Agreement between us and Volume Services America, dated March 29, 1999.
 10.25+     Form of Indemnification Agreement between us and each of our directors.

  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
 10.26+     Form of Indemnification Agreement between us and each of our officers.
 10.27+     1993 Stock Option/Stock Issuance Plan, as amended.
 10.28+     1993 Stock Option/Stock Issuance Plan Form of Notice of Grant of Stock Option.
 10.29+     1993 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.30+     1993 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
 10.31+     1993 Stock Option/Stock Issuance Plan Form of Restricted Stock Issuance Agreement.
 10.32+     1995 Stock Option/Stock Issuance Plan.
 10.33+     1995 Stock Option/Stock Issuance Plan Form of Notice of Grant of Stock Option.
 10.34+     1995 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.35+     1995 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
 10.36+     1995 Stock Option/Stock Issuance Plan Form of Restricted Stock Issuance Agreement.
 10.37+     1998 Stock Option/Stock Issuance Plan.
 10.38+     1998 Stock Option/Stock Issuance Plan Form of Notice of Grant of Stock Option.
 10.39+     1998 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.40+     1998 Stock Option/Stock Issuance Plan Form of Addendum to Stock Option Agreement.
 10.41+     1998 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.
 10.42+     1998 Stock Option/Stock Issuance Plan Form of Addendum to Stock Purchase Agreement.
 10.43+     1998 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement.
 10.44+     1998 Stock Option/Stock Issuance Plan Form of Addendum to Stock Issuance Agreement.
 10.45+     Form of 1999 Stock Incentive Plan.
 10.46+     Form of Employee Stock Purchase Plan.
 10.47      Letter Agreement between us and Host International, Inc., dated May 18, 1999.
 11.1+      Statement re: Computation of Basic and Diluted Net Income (Loss) Per Share.
 21.1+      Subsidiary List.
 23.1+      Independent Auditors' Consent.
 23.2+      Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
 24.1+      Powers of Attorney (See Signature Page on Page II-6).
 27.1+      Financial Data Schedule.


------------------------

+ We have sought confidential treatment pursuant to Rule 406 of portions of the referenced exhibits.

+ Previously filed.